Exhibit 10.2

AVITA MEDICAL, INC.

EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

This Avita Medical, Inc. Employee Stock Purchase Plan is to encourage and to enable Eligible Employees of the Company and its Participating Subsidiaries, through payroll deductions, to acquire proprietary interests in the Company through the purchase and ownership of shares of Common Stock. The Company intends that this Plan qualify as an “employee stock purchase plan” under Code Section 423 and this Plan shall be interpreted in a manner that is consistent with that intent. Notwithstanding the foregoing, the Company makes no undertaking to, nor representation that it shall, maintain the qualified status of the Plan.

2.	DEFINITIONS

“Account” means a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing Shares under the Plan.

“Administrator” means the Board, the Compensation Committee of the Board, or any other committee designated by the Board to administer the Plan from time to time. If no committee is designated by the Board to administer the Plan, the Board shall be the Administrator.

“ASX” means ASX Limited (ABN 98 008 624 691), or the securities market which it operates, as the context requires.

“ASX Listing Rules” means the official listing rules of the ASX.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“CDI” means a CHESS Depositary Interest, being a unit of beneficial ownership in one-fifth of a share of Common Stock in the Company or such other ratio as may be adopted by the Company from time to time.

“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include, as applicable, any regulations and guidance promulgated under such Code section.

“Common Stock” means the common stock of the Company, par value [$0.001] per share.

“Company” means AVITA Medical, Inc., a Delaware Corporation, and any successor or assign.

“Compensation” means, except as may otherwise be determined by the Administrator consistent with the requirements of Section 423 of the Code, base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay, and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, income received in connection with stock options or other equity-based awards, and any other non-cash remuneration.

“Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization, or other corporate event described in Code Section 424.

“Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under this Plan.

“Effective Date” means the date as of which this Plan is adopted by the Board, subject to this Plan obtaining stockholder approval in accordance with Section 19.11 hereof.

“Employee” means any natural person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave, or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately after such three (3)-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

“Eligible Employee” means each Employee except the following, who shall not be eligible to participate under the Plan: (i) an employee who is customarily employed by the Company or a Participating Subsidiary for twenty (20) hours per week or less, or (ii) an employee who is customarily employed by the Company or a Participating Subsidiary for not more than five (5) months per calendar year. Consistent with the requirements of Code Section 423, the Administrator may (A) select a shorter time period than those specified in clauses (i) - (ii), and (B) exclude highly compensated employees with compensation above a specified level or who are subject to Section 16 of the Securities Exchange Act of 1934, in each case to be applied in an identical manner for an Offering. No employee shall be deemed an “Eligible Employee” if the employee is a citizen or resident of a foreign jurisdiction and (i) the grant of an option under the Plan or Offering to such employee is prohibited under the laws of such foreign jurisdiction, or (ii) compliance with the laws of such foreign jurisdiction would cause the Plan or Offering to violate the requirements of Section 423 of the Code.

“Enrollment Form” means an agreement between the Company and an Eligible Employee in such written, electronic, or other format and/or pursuant to such written, electronic, or other process as may be established by the Administrator from time to time, pursuant to which an Eligible Employee may elect to enroll in this Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

“Enrollment Period” means that period of time prescribed by the Administrator, which period shall conclude prior to the Grant Date, during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or modified by the Administrator from time to time.

“ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined in the immediately following sentences. If the shares are listed on any established stock exchange or a national market system in the United States, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the first Trading Day immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. If the shares are traded in an over-the-counter market, the Fair Market Value shall be the average of the closing bid and asked prices for the shares in such over- the-counter market for such date or, if such date is not a Trading Day, the last preceding date on which there was a sale of such Common Stock in such market. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons.

“Grant Date” means the first Trading Day of each Offering Period as designated by the Administrator.

“Offering or Offering Period” means a period of six (6) months beginning June 1 and December 1 of each year; provided, however, that, pursuant to Section 5, the Administrator may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty- seven (27) months) and/or the start and end dates of future Offering Periods.

“Participant” means an Eligible Employee who is actively participating in this Plan.

“Participating Subsidiaries” means the Subsidiaries that have been designated as eligible to participate in this Plan, and such other Subsidiaries that may be designated by the Administrator from time to time in its sole discretion.

“Plan” means this AVITA Medical, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

“Purchase Date” for an Offering Period means the last Trading Day of the Offering Period, or such other day(s) during the Offering Period as determined by the Administrator.

“Purchase Price” means an amount equal to the lesser of (i) eighty-five percent (85%) (or such greater percentage as designated by the Administrator) of the Fair Market Value of a share of Common Stock on the Grant Date or (ii) eighty-five percent (85%) (or such greater percentage as designated by the Administrator) of the Fair Market Value of a share of Common Stock on the Purchase Date, provided that the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means any corporation, domestic or foreign, of which not less than fifty percent (50%) of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Code Section 424(f).

“Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed in the United States is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system in the United States, a business day, as determined by the Administrator in good faith.

3.	ADMINISTRATION

3.1 General. Subject to applicable law, including the ASX Listing Rules, this Plan shall be administered by the Administrator, which shall have full authority, in its sole discretion, to take any actions it deems necessary or advisable for the administration of the Plan, including, without limitation:

3.1.1 Interpreting and construing the Plan; prescribing, adopting, amending, suspending, waiving, and rescinding rules and regulations as it deems appropriate to administer and implement the Plan; correcting any defect or supplying any omission or reconciling any inconsistency or ambiguity in the Plan; and making all other decisions and determinations necessary and advisable in administering the Plan;

3.1.2 Making determinations relating to eligibility;

3.1.3 Determining the Purchase Price;

3.1.4 Establishing the timing and length of Offering Periods; and

3.1.5 Taking any other actions necessary or desirable for the administration of the Plan, including adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423.

All decisions shall be final and binding on all persons. All expenses of administering this Plan shall be borne by the Company. The Board may take any action under this Plan that would otherwise be the responsibility of the Administrator.

3.2 Delegation. To the extent necessary or appropriate, the Administrator may delegate any of its duties or responsibilities under the Plan as they pertain to a Participating Subsidiary to such Participating Subsidiary. The Administrator (or any Participating Subsidiary with the consent of the Administrator) may appoint or engage any person or persons as a third party administrator to perform ministerial functions pertaining to the issuance, accounting, recordkeeping, forfeiture, exercise, communication, transfer, or any other functions or activities necessary or appropriate to administer and operate this Plan.

4.	ELIGIBILITY

4.1 General. Unless otherwise determined by the Administrator in a manner that is consistent with Code Section 423, any individual who is an Eligible Employee as of the first day of the Enrollment Period for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Code Section 423.

4.2 Eligibility Restrictions. Notwithstanding any provision of this Plan to the contrary, no Eligible Employee shall be granted an option under this Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Code Section 424(d)) would own capital stock of the Company or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Code Section 423) of the Company and its Subsidiaries to accrue at a rate that exceeds twenty- five thousand dollars ($25,000) of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

5.	OFFERING PERIODS

This Plan shall be implemented by a series of Offering Periods, each of which shall be six (6) months in duration, with new Offering Periods commencing on or about June 1 and December 1 of each year (or such other times as determined by the Administrator). The Administrator shall have the authority to change the duration, frequency, start date, and end date of Offering Periods.

6.	PARTICIPATION

6.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in this Plan by properly completing the prescribed Enrollment Form and submitting it to the Company, in the format and pursuant to the process prescribed by the Administrator during the Enrollment Period of the Offering Period to which it relates. Participation in this Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her paycheck in an amount equal to at least one percent (1%), but not more than fifteen percent (15%) (or such other maximum percentage as the Administrator may establish from time to time before an Offering Period begins) of his or her Compensation on each pay day occurring during an Offering Period. Payroll deductions shall commence on the first payroll date after the Grant Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions in such Participant’s Account, but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted by the Administrator, a Participant may not make any separate contributions or payments to this Plan.

6.2 Election Changes. During an Offering Period, a Participant may not change his or her rate of payroll deductions applicable to such Offering Period unless the Administrator determines otherwise. To make such a change, the Participant must submit a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the Purchase Date. A Participant may decrease or increase his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form authorizing the new rate of payroll deductions at least fifteen (15) days before the start of the next Offering Period.

6.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 6.2, (ii) withdraws from this Plan in accordance with Section 10, or (iii) terminates employment or otherwise becomes ineligible to participate in this Plan.

7.	GRANT OF OPTION

On each Grant Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than 5,000 shares of Common Stock during an Offering Period (subject to adjustment in accordance with Section 18 and the limitations set forth in Section 4.2 and 13).

8.	EXERCISE OF OPTION/PURCHASE OF SHARES

A Participant’s option to purchase shares of Common Stock shall be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions shall be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s Account, subject to the limitations set forth in this Plan. No fractional shares may be purchased, but, unused payroll deductions remaining in a Participant’s Account at the end of an Offering Period (i.e., by reason of the inability to purchase a fractional share), as well as any accumulated payroll deductions that remain in a Participant’s Account after applying the limitations of Section 4.2 and Section 7, shall be returned to the Participant as soon as administratively practicable.

9.	TRANSFER OF SHARES

As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Administrator may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants shall not have any voting, dividend, or other rights of a stockholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this Section 9.

10.	WITHDRAWAL

10.1 Withdrawal Procedure. A Participant may withdraw from an Offering by submitting to the Company a revised Enrollment Form indicating his or her election to withdraw at least twenty one (21) days before the Purchase Date. The accumulated payroll deductions held on behalf of a Participant in his or her Account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly after receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions shall be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 6.1. In this respect, where the ASX Listing Rules apply, the Administrator shall make such adjustments as are necessary and in accordance with the ASX Listing Rules to the number of shares and class of Common Stock that may be delivered under this Plan, the Purchase Price per share, and the number of shares of Common Stock covered by each outstanding option under this Plan, and the numerical limits of Section 7 and Section 13 and such other adjustments as are appropriate in the discretion of the Administrator and in accordance with the ASX Listing Rules.

10.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period shall not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence after the completion of the Offering Period from which the Participant withdraws.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN EMPLOYMENT STATUS

Upon termination of a Participant’s employment from the Company and the Participating Subsidiaries for any reason or at any other time, or a change in the Participant’s employment status after which the Participant is no longer an Eligible Employee, which in either case occurs at least thirty days before the Purchase Date, the Participant shall be deemed to have withdrawn from this Plan and the payroll deductions in the Participant’s Account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant’s death, to the person(s) entitled to such amounts under Section 17, and the Participant’s option shall be automatically terminated. If the Participant’s termination of employment or change in status occurs within thirty days before a Purchase Date, the accumulated payroll deductions shall be used to purchase shares on the Purchase Date.

12.	INTEREST

No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in this Plan.

13.	SHARES RESERVED FOR PLAN

13.1 Number of Shares. A total of 1,000,000 shares of Common Stock have been reserved as authorized for the grant of options under this Plan. The shares of Common Stock may be newly issued shares, treasury shares, or shares acquired on the open market. If an option under this Plan expires or is terminated unexercised for any reason, the shares as to which such option so expired or terminated again may be made subject to an option under this Plan.

13.2 Oversubscribed Offerings. The number of shares of Common Stock that a Participant may purchase in an Offering under this Plan may be reduced if the Offering is oversubscribed. No option granted under this Plan shall permit a Participant to purchase shares of Common Stock that, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering, would exceed the total number of shares of Common Stock remaining available under this Plan. If the Administrator determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under this Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Administrator determines to be equitable.

14.	TRANSFERABILITY

No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder, may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 17) by the Participant. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights or amounts shall be without effect.

15.	APPLICATION OF FUNDS

All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

16.	STATEMENTS

Participants shall be provided with statements at least annually that shall set forth the contributions made by the Participant to this Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

17.	DESIGNATION OF BENEFICIARY

A Participant may file, on forms supplied by the Administrator, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under this Plan in the event of such Participant’s death. In addition, a Participant may file, on forms supplied by the Administrator, a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death before the Purchase Date of an Offering Period.

18.	ADJUSTMENTS FOR CHANGES IN CAPITALIZATION; DISSOLUTION OR LIQUIDATION; CORPORATE TRANSACTIONS

18.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Administrator shall, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under this Plan, the Purchase Price per share, and the number of shares of Common Stock covered by each outstanding option under this Plan, and the numerical limits of Section 7 and Section 13.

18.2 Dissolution or Liquidation. Unless otherwise determined by the Administrator, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress shall be shortened by setting a new Purchase Date and the Offering Period shall end immediately before the proposed dissolution or liquidation. The new Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Administrator shall provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option shall be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

18.3 Corporate Transactions. In the event of a Corporate Transaction, the then-current Offering Period shall be shortened by setting a new Purchase Date on which the Offering Period shall end. The new Purchase Date shall occur before the date of the Corporate Transaction. Before the new Purchase Date, the Administrator shall provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option shall be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 10.

19.	GENERAL PROVISIONS

19.1 Equal Rights and Privileges. Notwithstanding any provision of this Plan to the contrary and in accordance with Code Section 423, all Eligible Employees who are granted options under this Plan for an Offering shall have the same rights and privileges with respect to that Offering.

19.2 No Right to Continued Service. Neither this Plan nor any compensation paid hereunder shall confer on any Participant the right to continue as an Employee or in any other capacity.

19.3 Rights as Stockholder. A Participant shall become a stockholder with respect to the shares of Common Stock that are purchased pursuant to options granted under this Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant shall have no rights as a stockholder (including to participate in new issues of shares to existing holders of shares of Common Stock) with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a stockholder as provided above.

19.4 Successors and Assigns. This Plan shall be binding on the Company and its successors and assigns.

19.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof.

19.6 Compliance with Law. The obligations of the Company with respect to payments under this Plan are subject to compliance with all applicable laws and regulations (including the ASX Listing Rules, to the extent applicable). Common Stock shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed. While the Company’s shares of Common Stock (or CDIs) are listed for trading on any stock exchange or market (including, without limitation, ASX and the Nasdaq Stock Market), the Company and the Administrator must not make any amendments to this Plan or any option granted to any Participant under this Plan or take any other action unless such action complies with the relevant rules of such stock exchanges.

19.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under this Plan, if such disposition or transfer is made within two (2) years after the applicable Grant Date or within one (1) year after the applicable Purchase Date.

19.8 Term of Plan. This Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 19.9, shall have a term of ten (10) years.

19.9 Amendment or Termination. The Administrator may, in its sole discretion, amend, suspend, or terminate this Plan at any time and for any reason. If this Plan is terminated, the Administrator may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Administrator, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 18). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock shall be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

19.10 Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to such state’s conflict of law rules.

19.11 Stockholder Approval. This Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date this Plan is adopted by the Board.

19.12 Code Section 423. This Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. Any provision of this Plan that is inconsistent with Code Section 423 shall be reformed to comply with Code Section 423.

19.13 Withholding. To the extent required by applicable Federal, state, or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with this Plan.

19.14 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

19.15 Plan Construction. In this Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law shall refer to the statute or law and any amendments and any successor statutes or laws, and to all regulations promulgated under or implementing the statute or law, as amended, or its successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively; (v) all references to articles and sections are to articles and sections in this Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of this Plan, nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document, or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document, or set of documents, shall mean such agreement, plan, policy, form, document, or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions, or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.

19.16 Number of options. At all times while the Company is subject to the ASX Listing Rules, the Company may not grant options to purchase Common Stock under this Plan if to do so would result in there being more options granted than underlying Common Stock in the Company, except as permitted under the ASX Listing Rules.

19.17 Type of option. At all times while the Company is subject to the ASX Listing Rules, no option to purchase Common Stock that is granted under this Plan can be exercisable over a percentage of the Company’s capital.

19.18 Amendment or cancellation of options. While the Company is subject to the ASX Listing Rules: (i) under no circumstances may the terms of any outstanding option be amended or modified so as to have any of the following effects unless the amendment or modification is made to comply with the ASX Listing Rules or unless otherwise permitted by the ASX Listing Rules or by a waiver granted by the ASX: (1) reducing the Purchase Price of an option; (2) increasing the Offering Period or any period of exercise of an option; or (3) increasing the number of shares of Common Stock received on exercise of an option. Further, any other amendment or modification to the terms of any option (ie any amendment or modification that is not prohibited pursuant to the first sentence of this section 19.18) can only be made with stockholder approval or on the provision of a waiver granted by ASX from the ASX Listing Rules; and (ii) under no circumstances may any amendment or modification be made to the terms of an option which has the effect of cancelling the option unless: (1) stockholder approval has been obtained for the cancellation of the option; (2) no consideration is provided to the Participant in connection with the cancellation of the option; or (3) the amendment or modification is made to comply with the ASX Listing Rules.

19.19 Compliance with ASX Listing Rules. Notwithstanding any other provision in this Plan, while the Company is listed on the ASX, the rights of a person holding options and the terms of any such option must be amended by the Company to the extent necessary to comply with the ASX Listing Rules applying to a reorganization of capital at the time of the reorganization, and each Participant that is granted an option under this Plan is deemed to have consented to any such amendments. To the extent that the terms of the relevant option granted to a Participant do not permit the option to be treated in accordance with the ASX Listing Rules, the terms of that option so granted must be amended so that the option can be treated in accordance with the ASX Listing Rules.